EXHIBIT 99.1

FIRST AMENDMENT TO LEASE

BY AND BETWEEN:

BRIDGEVIEW PLAZA ASSOCIATES,
a New Jersey limited partnership,

“Landlord”

-and-

ARKADOS, INC.,
a Delaware corporation,

“Tenant”

DATED:

LAW OFFICES

EPSTEIN, BROWN & GIOIA, LLC
245 Green Village Road
P.O. Box 901
Chatham Township, NJ 07928-0901
(973) 593-4900
Fax (973) 593-4966

July 1, 2009

FIRST AMENDMENT TO LEASE dated this 30th day of June, 2009, by and between BRIDGEVIEW PLAZA ASSOCIATES, a New Jersey limited partnership, having an office at Schoolhouse Plaza, 374 Millburn Avenue, 4th Floor, Millburn, New Jersey 07041, hereinafter called the “Landlord”; and ARKADOS, INC., a Delaware corporation, having an address at 220 Old New Brunswick Road, Piscataway, New Jersey 08854, hereinafter called the “Tenant”.

W I T N E S S E T H :

WHEREAS, the Landlord owns certain lands and premises in the Township of Piscataway, County of Middlesex and State of New Jersey, which lands and premises are commonly known as 220 Old New Brunswick Road, upon which there has been erected a building containing approximately 36,170 square feet, hereinafter called the “Building”; and

WHEREAS, the Landlord and Tenant have previously entered into a lease agreement dated May 2, 2006, hereinafter called the “Lease”, in connection with the leasing of approximately 6,600 square feet in the Building, hereinafter called the “Leased Premises”; and

WHEREAS, the Landlord and Tenant have agreed to extend the Lease for a further period of five (5) years, which extended term shall commence as of August 1, 2009 and shall expire on July 31, 2014.

NOW, THEREFORE, in consideration of the sum of one ($1.00) DOLLAR and other good and valuable consideration, the parties hereto covenant and agree as follows:

1.  The Lease is hereby extended for a further period of five (5) years, which Lease extension shall commence as of August 1, 2009, and shall expire as of July 31, 2014, hereinafter called the “Extended Term”.

2.                 (a) Tenant shall not be responsible for the payment of the installment of Base Rent which is applicable to the month of July, 2009. All of the terms and conditions of the Lease, including the obligation for the payment of additional rent and all other charges set forth in the Lease shall be applicable to such one (1) month period.

(b) Tenant shall pay Base Extended Term as follows:

Lease Period	Annual Base Rent	Monthly Base Rent

Months 1 - 12	$103,669.50	$8,639.13
Month 13	0	0
Months 14 - 24	$106,779.59	$8,898.30
Month 25	0	0
Months 26 - 36	$109,982.97	$9,165.25
Months 37 - 48	$113,282.46	$9,440.21
Months 49 - 60	$116,680.94	$9,723.42

(c) All of the foregoing payments of Base Rent shall be made in the same manner as provided in Article 3 of the Lease, together with all additional rent and other charges set forth therein.

3.  It is expressly understood and agreed that the Tenant shall continue to occupy the Leased Premises as of the commencement of the Extended Term in an “as is” condition.

4. Article 43 of the Lease, entitled “Option to Renew”, is hereby deleted in its entirety.

5.  Provided the Tenant is not in default pursuant to the terms and conditions of the Lease, the Tenant is hereby given the right and privilege to renew the Lease for one (1) five (5) year renewal period, to commence at the end of the Extended Term, which renewal shall be upon the same terms and conditions as in the Lease contained, except as follows:

(1) Tenant shall pay during the five (5) year renewal term annual Base Rent based upon the fair market value per square foot applicable to the Leased Premises. The fair market value shall be determined as follows: After Tenant has given written notice to the Landlord, as hereinafter provided, of its exercise of the within option, the Landlord shall deliver to Tenant a written notice stating the Base Rent to be paid for the Leased Premises during the five (5) year renewal term. In the event that the Tenant objects to the Base Rent quoted by Landlord, the issue of fair market value shall be open to negotiation between Landlord and Tenant. In the event the parties cannot agree within thirty (30) days after Landlord’s notice of the then fair market rental value, the parties shall agree on the appointment of a real estate appraiser (the “Appraiser”) having the M.A.I. designation, the cost of which shall be shared equally by Landlord and Tenant, which Appraiser shall be knowledgeable in the Middlesex County, New Jersey market rental area, who shall make a fair market rental determination. If the parties cannot agree within thirty (30) days subsequent to the appointment of the Appraiser, then the matter shall be submitted to binding arbitration pursuant to the rules for commercial arbitration of the American Arbitration Association, at the equal administrative cost of Landlord and Tenant. It is expressly understood and agreed that in any event the renewal Base Rent for the five (5) year renewal term shall not be less than the annual Base Rent of ONE HUNDRED SIXTEEN THOUSAND SIX HUNDRED EIGHTY AND 94/100 ($116,680.94) DOLLARS, in the event fair market rent shall be determined to be less than said sum as such determination shall be made in the manner hereinabove provided.

(2) The right, option, and privilege of the Tenant to renew the Lease as hereinabove set forth is expressly conditioned upon the Tenant delivering to the Landlord, in writing, by certified mail, return receipt requested, twelve (12) months’ prior notice of its intention to renew, which notice shall be given to the Landlord by the Tenant no later than twelve (12) months’ prior to the date fixed for termination of the Extended Term of the Lease.

(3) The obligation to pay the Base Rent as hereinabove provided shall be in addition to the obligation to pay all Additional Rent and other charges required by the terms and conditions of the Lease.

6. Landlord and Tenant acknowledge that Landlord has applied the Tenant’s security deposit, in the amount of TWENTY SEVEN THOUSAND TWO HUNDRED TWENTY FIVE AND 00/100 ($27,225.00)
DOLLARS, to Tenant’s arrearages in rent. Tenant is currently indebted to Landlord for past due rent and other charges in the amount of THIRTY THREE THOUSAND FOUR HUNDRED NINETY FIVE AND 10/100 ($33,495.10) DOLLARS, which includes the amount set forth in that certain judgment of possession (the “Judgment”) issued by the Superior Court of New Jersey, Law Division, Special Civil Part sitting in Middlesex County, under docket number LT-006503-09, together with electric and escalation charges for the month of July, 2009. Tenant agrees that it shall pay such arrearages to Landlord on or before July 31, 2009.

7. On or before July 31, 2009, Tenant shall deliver to Landlord a security deposit in the amount of TWENTY FIVE THOUSAND NINE HUNDRED SEVENTEEN AND 39/100 ($25,917.39) DOLLARS, to be held by Landlord in accordance with the provisions of Article 40 of the Lease.

8. Landlord hereby agrees that it will not seek to enforce the Judgment and serve a warrant of removal on Tenant until after July 31, 2009, in the event Tenant is then in default under the terms and conditions of the Lease, as amended hereby.

9. The parties hereto mutually represent, one to the other, that neither party engaged the services of a real estate broker in connection with the negotiation and consummation of this transaction. Landlord agrees to indemnify, defend and save harmless Tenant in connection with the claims of any real estate broker claiming commissions in connection with this transaction and claiming authority from Landlord. Tenant agrees to indemnify, defend and save harmless Landlord in connection with the claims of any real estate broker claiming commissions in connection with this transaction and claiming authority from Tenant.

10. Except as hereinabove referred to, all other terms and conditions of the Lease shall remain in full force and effect, unimpaired and unmodified.

11. This agreement shall be binding upon the parties hereto, their heirs, successors and assigns.

12. The submission of this First Amendment to Lease by Landlord to Tenant for review and approval shall not be deemed an option to lease, an offer to lease, or a reservation of the Leased Premises in favor of Tenant, it being intended that no rights or obligations shall be created by Landlord or Tenant until the execution and delivery of this First Amendment to Lease by Landlord and Tenant, one to the other.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed by their proper corporate officers and caused their proper corporate seals to be hereto affixed the day and year first above written.

WITNESS:	BRIDGEVIEW PLAZA ASSOCIATES

/s/ Brian Fitzsimons	/s/ Douglas Friedrich, GP
Brian Fitzsimons

WITNESS:	ARKADOS, INC.

/s/ Larry L. Crawford	/s/ Oleg Logvinov
Larry L. Crawford	Oleg Logvinov, CEO

STATE OF NEW JERSEY	)
	)	SS.:
COUNTY OF ESSEX	)

BE IT REMEMBERED, that on this 2nd day of July, 2009, before me, the subscriber, a notary public of NJ personally appeared Douglas Friedrich who, I am satisfied, is a General Partner on behalf of BRIDGEVIEW PLAZA ASSOCIATES, a New Jersey limited partnership, the Partnership mentioned in the within Instrument, and thereupon he acknowledged that he signed, sealed and delivered the same as the act and deed of the partnership, for the uses and purposes therein expressed.

/s/ Helen Montgomery
Helen Montgomery
NOTARY PUBLIC OF NEW JERSEY
My Commission Expires Aug. 4, 2010

STATE OF	)
	)	SS.:
COUNTY OF	)

BE IT REMEMBERED, that on this        day of       , 2009, before me, the subscriber,                  , personally appeared                     , who, I am satisfied, is the person who signed the within Instrument as      , of ARKADOS, INC.,           a Delaware corporation, the Corporation named therein, and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed and sealed with the corporate seal and delivered by him as such officer, and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.

____________________________________

PREPARED BY: ROBERT K. BROWN, ESQ.